JOINT SERVICES AGREEMENT

     THIS JOINT SERVICES AGREEMENT ("Agreement") is entered into on this 29th day of May, 1997 (the "Effective Date"), by and among ALLIED HEALTH GROUP, INC., a Florida corporation ("Allied"), CAREADVANTAGE HEALTH SYSTEMS, INC., a Delaware corporation ("CareAdvantage"), and CAREADVANTAGE, INC., a Delaware corporation and the owner of one hundred percent of the capital stock of CareAdvantage ("Parent").

                                    RECITALS

     A. CareAdvantage anticipates entering into contracts with Blue Cross/Blue Shield Plans (the "Blues Plans") throughout the United States pursuant to which it will deliver specialized health care cost management services in the form of physician management of specialty networks ("Specialty Physician Management Services").

     B. CareAdvantage lacks the expertise to deliver Specialty Physician Management Services, and Allied is experienced in the delivery of Specialty Physician Management Services. CareAdvantage intends to develop, over time and with Allied's assistance, its own in-house expertise in Specialty Physician Management Services.

     C. Allied and CareAdvantage desire to establish a formal relationship with respect to the performance of Specialty Physician Management Services.

     D. Parent is willing to guarantee the performance of CareAdvantage hereunder.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. RECITALS. All of the above recitals are true and correct.

          2. TERM. This Agreement shall commence and become effective on the Effective Date and shall continue in full force and effect for a period of three years thereafter (the "Term"). The Term of this Agreement shall automatically renew for additional three-year periods, unless either Allied or CareAdvantage gives notice to the other of its intent not to renew the Agreement at least 90 days before the end of any such three-year period. In any event, this Agreement may be terminated earlier pursuant to Section 3 hereof. Each twelve-month period commencing upon the Effective Date of the Term or any anniversary thereof shall be referred to herein as "Annual Period".

          3. TERMINATION.

               3.1 In General. This Agreement shall terminate:

                    3.1.1 Breach. If a party is in any material respect in breach, default or violation of any provision of this Agreement and either (I) fails to cure such material

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breach,  default or  violation  within 30 days after  notice to do so (or within said 30 days to commence such cure and thereafter diligently to prosecute such cure to completion), or (ii) has been notified on two prior occasions of breaches pursuant to this Subsection 3.1.1.

                    3.1.2 Failure to Perform. Without notice, upon the suspension, revocation, or cancellation of the other party's right to perform the services described herein under the laws of any applicable jurisdiction; or by the placing or imposing f any restrictions or limitations by any governmental authority having jurisdiction over the party, upon it so that it cannot engage in the services described herein.


               3.2 Payments Upon Termination.

                    3.2.1 Termination Without Cause. If this Agreement is terminated other than as provided at Subsection 3.1, or if the Term of this Agreement expires by its terms, Allied and CareAdvantage shall continue to perform Specialty Physician Management Services for the Blues Plans for which Allied or CareAdvantage is providing such services at the time of expiration of this Agreement (the "Existing Blues Plans"), for so long as Allied or CareAdvantage performs any Specialty Physician Management Services for the Existing Blues Plans, whether pursuant to a contract in existence upon termination of this Agreement or otherwise. Such services shall be performed under the same terms and conditions as set forth in this Agreement; provided, however, that Capitation Payments shall be allocated between Allied and CareAdvantage as set forth at Subsection 7.1.3. In addition, the parties shall have no obligation to one another with respect to Blues Plans for which neither Allied nor CareAdvantage is providing such services at the time of expiration of this Agreement.

                    3.2.2 Termination for Cause. If this Agreement is terminated as provided at Subsection 3.1, the parties agree to negotiate in good faith, for a period of 45 days from the date of termination of this Agreement, a settlement of their respective obligations to one another for the Blues Plans for which Allied or CareAdvantage is providing Specialty Physician Management Services at the time of expiration of this Agreement. If the parties do not come to an agreement on or before the end of such 45-day period, they shall submit such matters to arbitration pursuant to Subsection 11.10. In addition, the parties shall have no obligation to one another with respect to Blues Plans for which neither Allied nor CareAdvantage is providing such services at the time of expiration of this Agreement.

          4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the parties hereto represents, warrants and covenants to the other party (i) that this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses; (ii) that neither the execution nor delivery of this Agreement or the performance by it of any of the covenants hereunder will constitute a default under any contract, agreement or obligation to which it is a party or by which it or any of its property is bound; (iii) that there are no lawsuits, arbitrations, actions or other proceedings (equitable, legal, administrative or otherwise) pending or (to the best of its knowledge) threatened which could


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adversely  affect  the  validity  or  enforceability  of this  Agreement  or its obligations or ability to perform its obligations hereunder; (iv) that no consent, approval or authorization of, or notification to, any governmental entity or any other person or entity is required in connection with the execution, delivery or performance of this Agreement by it; (v) that it shall be responsible for obtaining and maintaining any and all licensure for its activities under this Agreement; (vi) that it will comply with all applicable federal, state and local laws and regulations in performing its duties, obligations and operations under this Agreement, including, without limitation, all licensing laws and regulations and laws and regulations relating to Medicare and Medicaid reimbursement; (vii) that it shall not during the Term fall under any restriction prohibiting or limiting its ability to enter into or perform under this Agreement; and (viii) that it shall not during the Term, and thereafter, act in any matter inconsistent with the rights of the other party as set forth in this Agreement or in a manner so as to prejudice the reputation of the other party.

          5. MUTUAL COVENANTS.

               5.1 Specialty Physician Management Services. Allied and CareAdvantage will perform Specialty Physician Management Services in a manner that complies with the obligations under contracts with the Blues Plans. Specialty Physician Management Services will include the Front Room Services and the Back Room Services. For this purpose, "Front Room Services" means the
marketing  and  implementation  of  Specialty  Physician   Management  Services,
including physician and plan contracting, mailings and required educational services. "Back Room Services" includes customer services, claims status and all claims processing, including generation of reports and required medical information systems support. Allied and CareAdvantage will perform the work in the following manner:

                    5.1.1 First Annual Period. During the first Annual Period, Allied will perform all Specialty Physician Management Services under the Blues Plans.

                    5.1.2 Second Annual Period. During the second Annual Period, Allied will perform Specialty Physician Management Services for all but up to two Blues Plans. CareAdvantage will have the option to provide Front Room Services for up to two Blues Plans for which Allied has not provided Front Room Services pursuant to Subsection 5.1.1 and, in such event, Allied will only provide Back Room Services for such Blues Plans. Allied will also continue to train CareAdvantage in Specialty Physician Management Services. CareAdvantage may exercise its option by providing written notice to Allied no later than ten business days prior to the effective date of any contract for Specialty Management Services with any such Blues Plan. If written notice is not provided to Allied as set forth herein, CareAdvantage shall be deemed to have waived its option with respect to such Blues Plan.

                    5.1.3 Third Annual Period. During the third Annual Period, Allied will perform Specialty Physician Management Services, except at CareAdvantage's option, CareAdvantage may provide Front Room Services for any Blues Plans for which Allied has not provided Front Room Services pursuant to Subsection 5.1.1 or 5.1.2.


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

               5.2 Designating Party. Allied and CareAdvantage will mutually agree on whether Allied, CareAdvantage or some other jointly controlled entity should be the appropriate party to any contract to provide Specialty Physician Management Services to any Blues Plan. Hereinafter, the party which has contracted with a Blues Plan is sometimes hereinafter referred to as a "Contracting Party."

               5.3 Marketing Program. The parties agree that it is in their mutual interest to create a high level of demand for Specialty Physician
Management Services through a professional planned promotion and marketing campaign targeting the Blues Plans, which presents a uniform high quality image with respect to Specialty Physician Management Services. The parties shall jointly develop the promotion and marketing campaign.

               5.4 Reporting Requirement. The parties agree that they will report to, and maintain consistent communication with, the President and other executives of each party and any other related entities, and otherwise conduct the duties required pursuant to this Agreement in a manner that enhances and promotes the transactions contemplated hereby.

               5.5 Expenses. All marketing and sales expenses will be borne by the parties in the same proportion as they share in the Service Fee (defined below).

               5.6 Modification of Compensation. Notwithstanding the provisions of Section 7 below, the parties recognize that some of the products that are being or will be offered to customers for Specialty Physician Management Services may not fit the economic model envisioned at Section 7. In such a situation, the parties agree that they will in good faith attempt to revise the economic structure to create a budget tailored to the needs of the customer, and to appropriately divide the Service Fee. If the parties cannot agree to any modification of compensation hereunder, they shall submit their disputes to arbitration pursuant to Subsection 11.10.

          6. STATUS; INDEPENDENT CONTRACTOR. In fulfilling their obligations and carrying out their duties and obligations under this Agreement, the parties shall be independent contractors. Neither this Agreement nor the fulfillment of any of its terms or obligations of the parties under this Agreement shall be deemed or construed (i) to create any partnership, joint venture or employer/employee relationship between the parties, or any affiliate, employee, officer, agent or associate of a party, or (ii) to cause any party to be responsible in any way for the debts, liabilities or obligations of any other party.

          7. COMPENSATION.

               7.1  Capitation  Payments.  The  Blues  Plans  will  pay  to  the
Contracting Party payments, on a per member, per month basis ("Capitation Payments"). The parties shall allocate, on a contract by contract basis, an agreed upon percentage of the Capitation Payments as payment for Specialty Physician Management Services (the "Service Fee"); provided, however, that in no event shall the Service Fee for any Blues Plan be less than 9% of the Capitation Payments. The remainder of the Capitation Payments shall be allocated to physicians who rendered specialty health care services to Blues Plan enrolls during the prior month, as a


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

part of the Back Room Services. The Services fee shall be allocated between the parties in the following manner:

                    7.1.1 First Annual  Period.  During the first annual  Period
(i) 9% of the Capitation Payments will be allocated to Allied (2% for Front Room Services and 7% for Back Room Services), and (ii) any remaining Service Fee shall be divided equally between the parties.

                    7.1.2 Second Annual Period.  During the Second Annual Period
(i) 2% of the Capitation Payments will be allocated for Front Room Services to either Allied or CareAdvantage, as the case may be, (ii) 7% of the Capitation Payments shall be allocated to Allied for Back Room Services, and (iii) any remaining Service Fee shall be divided equally between the parties.

                    7.1.3 Third Annual  Period.  During the Third Annual  Period
(i) 2% of the Capitation Payments will be allocated for Front Room Services to either Allied or CareAdvantage, as the case may be, (ii) 7% of the Capitation Payments shall be allocated to Allied for Back Room Services, and (iii) any remaining Service Fee shall be divided equally between the parties.

               7.2 Payment of Service Fee. The Contracting Party shall receive Capitation Payments for the benefit of Allied, CareAdvantage and physicians who render specialty health care services to Blues Plan enrollees and, accordingly, shall have contractual and fiduciary obligations to manage Capitation Payments in accordance with this Agreement. Any and all Capitation Payments shall be deposited into a separate account maintained by the Contracting Party for the purpose of receiving and disbursing Capitation Payments as set forth at Subsection 7.1 (the "Account"). Disbursements from the Account, whether by check, wire or otherwise, shall require the signature of one representative of Allied and one representative of CareAdvantage. Funds shall be disbursed from the Account, as set forth at Subsection 7.1, by federal funds wire transfer within five business days after deposit of a check representing Capitation Payments into the Account. The parties acknowledge that disbursement of Capitation Payments in a timely manner is essential in order to, among other things, compensate physicians who render specialty health care services to Blues Plan enrollees.

               7.3 Additional Payments.

                    7.3.1 Payments to Allied. Allied shall receive 20% of the Profits earned by CareAdvantage during the life of the contract for the provision of utilization management and/or disease management services to any third party payor if Allied provides Substantial Assistance in obtaining such business relationship for CareAdvantage. For purposes of this Agreement, "Substantial Assistance" means bringing a party in contact with persons, whether individuals or entities, that are instrumental in such party's obtaining a business relationship with a third party payor within six months of the initial contact. For purposes of this Agreement, "Profits" means the total fees received by CareAdvantage or Allied, as applicable, for services rendered, less expenses (including an allocable portion of corporate overhead)

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

reasonably approved by the other party, but before interest, taxes, amortization and extraordinary events.

                    7.3.2 Payments to CareAdvantage. CareAdvantage shall receive 20% of the Profits earned by Allied after deducting for the provision of Specialty Physician Management Services to any third party payor (other than a Blues Plan) if CareAdvantage provides Substantial Assistance in obtaining such business relationship for Allied.

               7.4 Exclusions from Capitation Payments. Notwithstanding the provisions of Subsection 7.1 above, Capitation Payments under the following Blues Plan contracts will be allocated as follows:

                    7.4.1 Allied has an existing written agreement with Medigroup of New Jersey, Inc. d/b/a HMO Blue ("HMO Blue"), dated January 2, 1997 (the "HMO blue Agreement"). The HMO Blue Agreement was amended by letter agreement dated March 1, 1997 by and among HMO Blue, Allied and CareAdvantage (the Letter Agreement"). The Capitation Payments payable under the HMO Blue Agreement, as amended by the Letter Agreement, will be excluded from the Capitation Payments distributed above and will be allocated pursuant to the HMO Blue Agreement and the Letter Agreement.

                    7.4.2 If Specialty Physician Management Services are performed for Blues Plans in Rhode Island, Vermont or Maine, the remaining
Capitation  Payments  described at Paragraphs  7.1.1 (ii), 7.1.2 (iii) and 7.1.3
(iii) will be divided 60% to CareAdvantage and 40% to Allied.

                    7.4.3 If Specialty Physician Management Services are performed for Blues Plans in North Carolina or Virginia, then, notwithstanding Subsection 5.1, Allied will perform both Front and Back Room Services during the life of the contract, but CareAdvantage will be paid by Allied 10% of the Service Fee. Further, if CareAdvantage performs case management services for any Blues Plans in North Carolina or Virginia, Allied will be paid by CareAdvantage 40% of the Profits earned by CareAdvantage for such services.

               7.5 Books, Records and Reports. Disbursements from the Account pursuant to Subsection 7.2, and other payments pursuant to Subsections 7.3 and 7.4, shall be accompanied by a detailed report setting forth computations with respect thereto. If the receiving party (the "Receiving Party") shall disagree with the computations set forth in any such report, the Receiving Party shall be entitled to inspect and conduct an audit of the Contracting Party's books and records with respect to Capitation Payments and other payments described in Subsection 7.3 and 7.4, as applicable. The Contracting Party shall cooperate with the Receiving Party and its representatives during the course of the inspection and audit, and shall make its books and records with respect to such payments available at its offices during normal business hours, or at such other time and place as the parties shall agree, and in all cases without disruption to the business of the Contracting Party. Upon completion of the inspection and audit, the parties shall reconcile and promptly pay any amounts owed to one another. If additional amounts owed to the Receiving Party exceed $25,000, the Contracting Party shall pay all reasonable fees and expenses incurred by the Receiving Party in connection with the Receiving


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

Party. If the parties disagree with the results of the inspection and audit, or if the Receiving Party determines not to conduct an inspection and audit, the parties agree to negotiate in good faith, for a period of 45 days from the later of the date of the report in dispute an the date of completion of the audit, a settlement of payments owed to one another. If the parties do not come to an agreement on or before the end of such 45-day period, they shall submit such matters to arbitration pursuant to Subsection 11.10.

          8. NON-DISCLOSURE, NON-SOLICITATION AND EXCLUSIVITY.

               8.1 Non-Disclosure. The parties agree that all information pertaining to the prior, current or contemplated businesses of the parties and any affiliated entity constitutes the valuable and confidential assets of that party. Such information includes, but is not limited to, information related to trade secrets, management techniques and systems, medical review systems, financial analyses, provider lists and information relating to providers, supplier list, suppliers, client lists, marketing studies and plans, computer software used by and/or developed by or for that party, financing techniques and sources, profit and loss and other financial statements of that party or any affiliated entity, this Agreement and any other confidential information which is of special and unique value to that party or any affiliated entity. The parties shall hold all such information in trust and confidence for the other party or any affiliated entity and shall not use such information other than in connection with the performance of duties under this Agreement. In addition, all such information will not be disclosed to any third party without the prior written consent of the other party; provided, however, that (i) any of such information may be disclosed to those of a party's representatives who need to know such information for the purpose of performing duties under this Agreement (it being understood that (a) such representatives shall be informed by the party of the confidential nature of such information and (b) shall be directed by the party to treat such information confidentially,) and (ii) any disclosure or other use of the information may be made to which the other party consents in advance in writing. Each of the parties agree to be responsible for any breach of this Agreement by any person to whom such party has provided such information, or any portion thereof. If a party or any person to whom a party has provided such information becomes legally compelled (by oral question, deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any such information, the party shall promptly notify the other party of such requirement before any disclosure is made so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, or if the other party waives compliance with the provisions hereof, the party agrees that only that portion of the information which the party is legally required to disclose (as advised by a written opinion of counsel) will be disclosed, and the party agrees to exercise best efforts to obtain assurance that the information will be treated confidentially upon disclosure. The parties and their representatives shall not be liable for the disclosure to such tribunal unless such disclosure was caused or resulted from a disclosure by the parties or their respective representatives not permitted hereunder.

               8.2 Non-Solicitation/Non-Competition. For a period of five years after expiration or termination of this Agreement, CareAdvantage agrees that it will not, directly or indirectly, other than pursuant to Subsection 3.2 of this Agreement or with respect to any Blues Plan, provide, or have any interest, whether as an employee, officer, director, shareholder,


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partner,  contractor,  consultant  or  advisor,  in any  person or  entity  that provides, Specialty Physician Management Services to a third party payor or physician network which has its principal office located in any state where Allied provides Specialty Physician Management Services or is negotiating to provide Specialty Physician Management Services at the time of expiration or termination of this Agreement. In Addition, CareAdvantage agrees that, during the Terms of this Agreement and for a period of five years thereafter, it will not directly or indirectly (i) interfere with or disrupt or attempt to disrupt, or take any action that could reasonably be expected to disrupt, any past or present or prospective relationship, contractual or otherwise, between Allied
any  third  party  payor,   physician  network,   physician,   supplier,   sales
representative or employee of Allied; (ii) solicit for employment or attempt to employ, or assist any other entity in employing or soliciting for employment, either on a full-time or part-time or consulting basis, any employee who is or was employed by Allied; or (iii) solicit any person to whom Allied has provided or currently provides Specialty Physician Management Services, in any manner which interferes or might interfere with such person's relationship with Allied, or in any effort to obtain such person for any person or entity that is directly or indirectly in competition with Allied.

               8.3 Exclusivity. The parties agree to devote the requisite ability, attention, energy, knowledge, loyalty, skills, talent and time to properly develop, market and promote the Specialty Physician Management Services. During the Term, the parties agree that they will not provide, or have any interest, whether as an employee, officer, director, shareholder, partner, contractor, consultant or advisor, in any person or entity that provides, Specialty Physician Management Services, whether or not compensated, to any Blues Plan except pursuant to this Agreement. Further, during the Term, CareAdvantage agrees that it will not provide, or have any interest, whether as an employee, officer, director, shareholder, partner, contractor, consultant or advisor, in any person or entity that provides, Specialty Physician Management Services to any third party payors other than the Blues Plans through this Agreement.

               8.4 Reasonableness of Restrictions. CareAdvantage acknowledges that, during the Term of this Agreement, it will become acquainted with the methods of performing and promoting Specialty Physician Management Services, and each party acknowledges that it will acquire other confidential information concerning the other party's business that could be used to the detriment of a party. The parties further agree and acknowledge that the services being rendered hereunder are of a special and original character that gives them unique value, that the provisions of Section 8 are, in view of the nature of the business of the parties, reasonable and necessary to protect the legitimate interest of the parties, that a party's violation of any of the covenants or agreements hereof would cause irreparable injury to the other party, that the remedy at law for any violation or threatened violation thereof would be inadequate and that non-offending party shall be entitled to temporary and permanent injunctive or other equitable relief as it may deem appropriate without the accounting of all earnings, profits, and other benefits arising from or lost as a result of any such violation, which rights shall be cumulative and in addition to any other rights or remedies available to such party. The parties hereby agree that, if any such violation shall occur, the non-offending party shall be entitled to commence an action for any such preliminary and permanent injunctive relief and other equitable relief.


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

               8.5 Enforcement of Restrictions. The parties recognize that the laws and public policies of the State of Florida and their interpretation may be uncertain as to the validity and enforceability of certain of the provision contained herein. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be deemed to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid. Accordingly, if the provisions of Section 8 relating to the area of restriction, period of time or scope, shall be deemed to exceed the maximum area, period of time or scope which a court of competent jurisdiction would deem enforceable, said are, period of time or scope shall for purposes of this Agreement, be deemed to be the maximum area or period of time or scope which a court of competent jurisdiction would deem valid and enforceable. The parties acknowledge and agree that the covenants contained in Section 8 are a separate and essential element of this Agreement, and that, but for the agreement of the other party that are independent of any other provision in this Agreement. The existence of any claim or cause of action of a party against the other party, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement of such covenants. The parties hereto hereby agree that the provisions of Section 8 of this Agreement shall survive the termination of this Agreement and shall survive the expiration or termination of the parties' relationship with one another, whether pursuant to this Agreement or otherwise. Furthermore, the provisions of Section 8 shall be enforceable by the successors and permitted assigns of the parties.

          9. INDEMNITY. Subject to the terms and conditions set forth below, each party (as appropriate, the "Indemnifying Party") agrees to indemnify and hold harmless the other party, and such party's affiliates, and their respective officers, directors, employees and agents (as appropriate, the "Indemnified Party"), from and against any and all liabilities, damages, claims, deficiencies, assessments, losses, suits, proceedings, actions, investigations, penalties, interest, costs and expenses, including without limitation, reasonable fees and expenses of counsel (whether suit is instituted or not and, if instituted, whether at trial or appellate levels) (collectively, the "Liabilities"), arising from or in connection with any breach or violation by the Indemnifying Party of any of the covenants or agreements contained in this Agreement. This section shall not relieve either party from any liability it may have for its own negligence, whether by act or omission, and the negligence, whether by act or omission, of its employees, agents, officers, and directors. The obligations and covenants contained in this section shall survive the expiration or termination of this Agreement.

          10. NOTICE. Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand to, or sent by overnight delivery, confirmed facsimile, or postage prepaid, registered or certified with return receipt requested addressed to:

               If to Allied:


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

               760 Northwest 107th Avenue
               Suite 100
               Miami, Florida  33172
               Attn:  David Russin, M.D., President

               With a copy to:

               Broad and Cassel
               201 South Biscayne Boulevard
               Suite 3000
               Miami, Florida 33131
               Attn:  Mike Segal, P.A.

               If to CareAdvantage:

               485-C, Route 1 South
               Iselin, New Jersey 08830
               Attn:  Robert J. Ailes, M.D., President

               If to Parent:

               485-C, Route 1 South
               Iselin, New Jersey 08830
               Attn:  Thomas P. Riley, President

               With a copy in both cases to:

               Epstein Becker & Green, P.C.
               250 Park Avenue
               New York, New York 10177
               Attn:  Paul D. Squire, Esq.

Or to such other address as either party may specify to the other in writing in the manner set forth herein. Any such notice shall be effective when delivered in person or sent by facsimile, one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail, except that notices for changes of address shall be effective only upon receipt.

          11. MISCELLANEOUS.

               11.1 Severability. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

               11.2 No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part thereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

               11.3 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any and all prior understandings, agreements or correspondence between the parties, including the letter of intent between the parties dated March 18, 1997. It may not be amended or extended in any respect except by a writing signed by both parties hereto.

               11.4 Governing Law; Venue. This Agreement has been executed and delivered and shall be construed, governed by, and enforced and interpreted in accordance with, the laws of the State of Florida. Venue of any actions to enforce this Agreement shall be in a Court of competent jurisdiction in Miami, Dade County, Florida.

               11.5 Attorney's Fees and Costs. In the event of any action, dispute, litigation or other proceeding, including appeals, with respect to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs and expenses of counsel incurred in connection with such action, dispute, litigation or other proceeding, whether or not litigation is instituted, and if instituted, at both trial and appellate levels, in addition to any other relief to which the parties may be entitled.

               11.6 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by either party without the prior written consent of the other party; provided, however, that Allied may assign its rights and obligations under this Agreement to Florida Specialty Network, Ltd., a Florida limited partnership.

               11.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               11.8 Authority/Execution. Each signatory to this Agreement represents and warrants that he possesses all necessary capacity and authority to act for, sign and bind the respective entity or person on whose behalf he is signing.

               11.9 Legislative Amendments. During the Term of, and notwithstanding any other provisions of, this Agreement, the parties hereto agree that, if any federal, state or local government or agency passes, issues, promulgates, or modifies any law, court decision, rule, regulation, standard or interpretation ("Legislative Amendment"), the parties will abide by said Legislative Amendment. Further, the parties agree that the Agreement shall be construed as if amended to comply therewith, unless the parties agree that such Legislative Amendment requires specific modification of this Agreement, in which case the parties shall cooperate in negotiating the required modification(s). If, within 60 days after passage of the

Legislative Amendment, the parties are not able to agree that such a dispute shall be submitted immediately after the said 60 day period to arbitration pursuant to Subsection 11.10 of this Agreement or this Agreement may be terminated in accordance with its terms.

               11.10 Arbitration. Except as otherwise provided herein, any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration, which shall be conducted in Miami, Florida in accordance with the Expedited Procedures of the NHLA Alternative Dispute Resolution Service Rules of Procedure for Arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall be obligated to continue their respective obligations in accordance with the terms and conditions of this Agreement until the dispute under this section is resolved, unless otherwise ordered by the arbitrator.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives on the date first above written.

                                       ALLIED HEALTH GROUP, INC.

                                       By:  /s/David Russin, M.D.
                                          --------------------------------------
                                               David Russin, M.D.
                                               President/CEO

                                       CAREADVANATAGE HEALTH SYSTEMS, INC.

                                       By:  /s/Robert J. Ailes, M.D.
                                          --------------------------------------
                                               Robert J. Ailes, M.D.
                                               President

                                       CAREADVANTAGE, INC.

                                       By:  /s/Thomas P. Riley
                                          --------------------------------------
                                               Thomas P. Riley
                                               President/CEO

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